Exhibit 99.2


VCA Antech, Inc. Reports First Quarter Results

   LOS ANGELES--(BUSINESS WIRE)--April 27, 2004--VCA Antech, Inc.
(Nasdaq:WOOF):

   -- First quarter reported diluted earnings per common share was $0.36.

   -- First quarter adjusted diluted earnings per common share was $0.33, beating earnings consensus estimate by $0.04 per diluted common share.

   --  First quarter reported revenue increased 14.9% to a record
        $144.4 million.

   VCA Antech, Inc. (Nasdaq:WOOF), a leading animal health care company in the United States, today reported financial results for the first quarter ended March 31, 2004 as follows: revenue increased 14.9% to a first quarter record of $144.4 million; operating income increased 30.8% to $30.8 million; reported net income increased to $14.7 million; and reported diluted earnings per common share increased to $0.36.
   Reported net income and reported diluted earnings per share for 2004 included an after-tax benefit of $1.1 million for the settlement of an insurance claim relating to a prior legal settlement. Reported net income and reported diluted earnings per share for 2003 included an after-tax charge of $4.4 million for debt retirement costs. Excluding these items, adjusted net income increased 42.5% to $13.6 million, and adjusted diluted earnings per share increased 37.5% to $0.33, compared to the same period in 2003.
   Bob Antin, Chairman and CEO, stated, "We had an excellent first quarter. We increased adjusted diluted earnings per common share by 37.5% from $0.24 to $0.33, exceeding the earnings consensus estimate by $0.04. We continue to focus on the delivery of great service and remain enthusiastic about opportunities in the pet health care market. With an increase in first quarter revenue of 14.9%, our adjusted operating income increased by 26.0% to $29.7 million and our adjusted operating margin increased to 20.6% from 18.8% in 2003.
   "Our laboratory segment for the first quarter of 2004 increased laboratory revenue by 17.9%, generating an increase in laboratory operating income of 23.8% to $18.3 million and an increase in laboratory operating margin to 37.2% from 35.5% in 2003. Laboratory internal revenue growth was 11.3% for the first quarter of 2004.
   "Our animal hospital segment for the first quarter of 2004 increased animal hospital revenue by 13.5%, generating an increase in animal hospital operating income of 15.2% to $15.3 million and an increase in animal hospital operating margin to 15.6% from 15.4% in 2003. Animal hospital same-facility revenue growth was 5.2% for the first quarter of 2004."

   Non-GAAP Financial Measures

   We believe investors' understanding of our total performance is enhanced by disclosing adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per common share. We define adjusted net income, adjusted operating income, adjusted operating margin and adjusted diluted earnings per common share as the reported items, adjusted to exclude certain significant items. For the periods presented in this press release, the only significant item that was excluded from adjusted operating income and adjusted operating margin was a litigation settlement reimbursement recognized during the first quarter of 2004 as a result of the Company settling a claim with its insurance company. The only significant items excluded from adjusted net income were the litigation settlement reimbursement recognized during the first quarter of 2004 and debt retirement costs incurred during the first quarter of 2003. Adjusted diluted earnings per common share is adjusted net income divided by diluted common shares outstanding.
   Management uses adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per common share because they exclude the effects of the litigation settlement reimbursement and debt retirement costs that we believe are not representative of our core operations for the periods presented. As a result, these non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of our future performance and related trends.
   There are material limitations associated with the use of these non-GAAP financial measures: adjusted operating income and adjusted operating margin exclude the impact of significant items (in this case, the litigation settlement reimbursement); adjusted net income excludes the impact of significant items (in this case, the litigation settlement reimbursement and debt retirement costs) on current performance; and adjusted diluted earnings per common share does not depict the amount accrued directly to each stockholder's benefit.
   To compensate for the limitations in the non-GAAP financial measures discussed above, we ensure that our disclosures provide a complete understanding of all adjustments found in non-GAAP financial measures, and we reconcile the non-GAAP financial measures to the GAAP financial measures in the financial schedules titled "Supplemental Operating Data" below.

   Conference Call

   VCA Antech will discuss its first quarter 2004 financial results during a conference call today, April 27, 2004 at 4:30 p.m. Eastern Time. The call will be broadcast live on the Internet and can be accessed by visiting the Company's website at http://investor.vcaantech.com. The conference call can also be accessed via telephone by dialing 800-361-0912. Interested parties should call at least ten minutes prior to the start of the conference call to register.

   Statements contained in this release that are not based on historical information are forward-looking statements that involve risks and uncertainties. Actual results may vary substantially as a result of a variety of factors. Among the important factors that could cause actual results to differ are the level of direct costs and the ability of the Company to maintain revenue at a level necessary to maintain expected operating margins; the level of selling, general and administrative costs; the effects of competition; the efficient integration of the Company's acquisitions; the effects of the Company's recent acquisitions and its ability to effectively manage its growth; the ability of the Company to service its debt; the continued implementation of its management information systems; pending litigation and governmental investigations; general economic conditions; and the results of the Company's acquisition program. These and other risk factors are discussed in the Company's recent filing with the Securities and Exchange Commission on Form 10-K, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.
   VCA Antech owns, operates and manages the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country.


                           VCA Antech, Inc.
                Consolidated Statements of Operations
          For the Three Months Ended March 31, 2004 and 2003
         (Unaudited - In Thousands, Except Per Share Amounts)

                                                     Three Months
                                                   Ended March 31,
                                                ----------------------
                                                   2004       2003
                                                ----------- ----------
Revenue:
Laboratory                                         $49,182    $41,698
Animal hospital                                     97,956     86,307
Intercompany                                        (2,788)    (2,426)
                                                ----------- ----------
                                                   144,350    125,579
                                                ----------- ----------

Direct costs, excluding operating depreciation:
Laboratory                                          26,894     23,456
Animal hospital                                     77,462     68,300
Intercompany                                        (2,788)    (2,426)
                                                ----------- ----------
                                                   101,568     89,330
                                                ----------- ----------

Selling, general and administrative:
Laboratory                                           3,173      2,707
Animal hospital                                      2,748      2,503
Corporate                                            2,386      4,153
                                                ----------- ----------
                                                     8,307      9,363
                                                ----------- ----------

Depreciation and amortization                        3,616      3,577
Loss (gain) on sale of assets                           62       (238)
                                                ----------- ----------

Operating income                                    30,797     23,547

Interest expense, net                                5,985      6,992
Other expense                                          111        127
Minority interest expense                              416        361
Debt retirement costs                                    -      7,417
                                                ----------- ----------
Income before provision for income taxes            24,285      8,650
Provision for income taxes                           9,541      3,467
                                                ----------- ----------
Net income                                         $14,744     $5,183
                                                =========== ==========

Diluted earnings per common share                    $0.36      $0.13
                                                =========== ==========
Shares used for computing diluted earnings per
 common share                                       41,510     39,417
                                                =========== ==========


                           VCA Antech, Inc.
                     Supplemental Operating Data
          For the Three Months Ended March 31, 2004 and 2003
         (Unaudited - In Thousands, Except Per Share Amounts)

Table #1                                             Three Months
Reconciliation of net income to adjusted net       Ended March 31,
 income                                         ----------------------
                                                   2004       2003
                                                ----------- ----------

Net income                                         $14,744     $5,183
Certain significant items:
Debt retirement costs                                    -      7,417
Litigation settlement reimbursement                 (1,124)         -
Related income tax benefit                               -     (3,041)
                                                ----------- ----------
                                                    (1,124)     4,376
                                                ----------- ----------
Adjusted net income                                $13,620     $9,559
                                                =========== ==========


Table #2
Reconciliation of diluted earnings per common share to adjusted diluted earnings per common share

Diluted earnings per common share                    $0.36      $0.13
Certain significant items as detailed in Table
 #1, net of income tax benefit                       (0.03)      0.11
                                                ----------- ----------
Adjusted diluted earnings per common share           $0.33      $0.24
                                                =========== ==========

Shares used for computing adjusted diluted
earnings per common share                           41,510     39,417
                                                =========== ==========


Table #3
Reconciliation of operating income to adjusted operating income and operating margin to adjusted operating margin

Revenue                                           $144,350   $125,579
                                                =========== ==========

Operating income                                   $30,797    $23,547
Operating margin                                      21.3%      18.8%
Certain significant items:
Litigation settlement reimbursement                 (1,124)         -
                                                ----------- ----------
Adjusted operating income                          $29,673    $23,547
                                                =========== ==========
Adjusted operating margin                             20.6%      18.8%



Table #4
Depreciation and amortization

Operating depreciation:
Laboratory                                            $768       $700
Animal hospital                                      2,014      2,054
                                                ----------- ----------
                                                     2,782      2,754
Corporate depreciation                                 394        346
Amortization expense                                   440        477
                                                ----------- ----------
Depreciation and amortization                       $3,616     $3,577
                                                =========== ==========


              As of March 31, 2004 and December 31, 2003
                      (Unaudited - In Thousands)


Table #5                                         March 31,   Dec. 31,
                                                ----------- ----------
Selected consolidated balance sheet data           2004       2003
                                                ----------- ----------

Cash                                               $29,361    $17,237
Accounts receivable, net                           $26,141    $22,335
Stockholders' equity                              $177,412   $161,923
Total assets                                      $579,327   $554,803

Debt:
Revolving credit facility                               $-         $-
Senior term D notes                                145,333    145,703
9.875% senior subordinated notes                   170,000    170,000
Other                                                1,742      1,770
Unamortized discounts                                    -         (4)
                                                ----------- ----------
Total debt                                        $317,075   $317,469
                                                =========== ==========


                                                 For the Three Months
Table #6                                           Ended March 31,
                                                ----------------------
Selected cash flow and expense data                2004       2003
                                                ----------- ----------

Net cash provided by operating activities          $29,536    $22,379
Rent expense                                        $4,468     $3,835
Capital expenditures                                $3,465     $2,825


    CONTACT: VCA Antech, Inc.
             Tom Fuller, Chief Financial Officer, 310-571-6505